UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

Commission file number 000-51384

InterMetro Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of Principal Executive Offices) (Zip Code)

(805) 433-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

InterMetro Communications, Inc. (the “Company”) is filing this Current Report on Form 8-K to announce the appointment of its new Chief Financial Officer of the Company.

The Company’s Board of Directors announces today the appointment of Kenneth Fish as the Company’s new CFO effective December 12, 2008.  Prior to this appointment, Mr. Fish served as VP Corporate Business Development for Allergan, a publicly traded biotechnology and specialty pharmaceutical company.  A copy of the related press release, dated December 10, 2008, is included herein as exhibit 99.1 to this current report.

The terms and conditions of Mr. Fish’s employment are to be governed by an offer letter signed and accepted by Mr. Fish.  Under the terms of this Offer Letter, Mr. Fish receives a compensation package which includes a base salary of $150,000 per year; a quarterly bonus of $17,500 and an annual discretionary bonus, targeted at 40% of his salary; health benefits; vacation time; and a severance package, to cover termination ‘without cause’ in the event of the sale of the company after having served the company in excess of 1 year.   Mr. Fish will also be granted 1,200,000 stock options pursuant to the terms of the 2007 Stock Omnibus and Incentive Plan of InterMetro Communications, Inc., with a vesting schedule as follows:  20% upon granting, and 1/12 of the balance each quarter thereafter, until the remaining options have vested.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of InterMetro Communications Inc. dated December 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: December 10, 2008	By:	/s/ Charles Rice
Chairman and Chief Executive Officer
(principal executive officer)